Exhibit 4.10


                            BRANDED MEDIA CORPORATION

                              A Nevada Corporation


Number: P - ___             Series A Preferred Stock             *______* Shares


     This certifies that ________ is the record holder of __________ shares of Series A Preferred Stock of Branded Media Corporation transferable only on the share register of the corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

     This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the By-laws of the corporation and any amendments thereto.

     A statement of all of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights may be obtained by any stockholder, upon request and without charge, at the principal office of the corporation.

WITNESS the signatures of its duly authorized officers this ____ day of _____, 200_.




---------------------------                         ----------------------------
Gerald M. Labush, Secretary                         Donald C. Taylor, President






                       SEE RESTRICTIVE LEGENDS ON REVERSE

     For Value Received __________________ hereby sells, assigns, and transfers unto,_________________________________________________________________________
(_____________________) shares represented by the within certificate and hereby irrevocably constitutes and appoints __________________________________________________________________ attorney to transfer the said shares on the share register of the within named corporation with full power of substitution in the premises.

Dated                     , in presence of  ____________________________________
      -------------------



------------------------------                 ---------------------------------
Witness                                        Stockholder



NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.


     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT, IF ANY, COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.


     THE RIGHTS, PREFERENCES, PRIVELEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON EACH CLASS OR SERIES OF SHARES OF THE CORPORATION ARE CONTAINED IN THE CORPORATION'S ARTICLES OF INCORPORATION, A COPY OF WHICH IS OBTAINABLE FROM THE SECRETARY OF THE CORPORATION UPON REQUEST AND WITHOUT CHARGE.